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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF PEOPLESOFT, INC.
                                 JANUARY 1, 2004

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
                                                                   INCORPORATED/
                   NAME OF SUBSIDIARY                                FORMED IN
J.D. Edwards & Company Foreign Sales, Inc.                        Barbados
J.D. Edwards & Company, LLC                                       Delaware
J.D. Edwards (Asia-Pacific) Pte. Ltd.                             Singapore
J.D. Edwards (Hong Kong) Limited                                  Hong Kong
J.D. Edwards (Japan) KK                                           Japan
J.D. Edwards (Korea), Inc.                                        South Korea
J.D. Edwards (Schweiz) AG                                         Switzerland
J.D. Edwards (Taiwan) Pte. Ltd.                                   Taiwan
J.D. Edwards (U.K.) Ltd.                                          United Kingdom
J.D. Edwards Australia - Dormant                                  Australia
J.D. Edwards Australia Pty. Ltd.                                  Australia
J.D. Edwards Belgium N.V./S.A.                                    Belgium
J.D. Edwards Brasil Limitada                                      Brazil
J.D. Edwards Canada Ltd.                                          Canada
J.D. Edwards de Mexico y Compania S. en N.C. de C.V.              Mexico
J.D. Edwards Deutschland GmbH                                     Germany
J.D. Edwards Espana S.L.                                          Spain
J.D. Edwards Europe Ltd.                                          Ireland
J.D. Edwards France S.A                                           France
J.D. Edwards Holdings Inc.                                        Colorado
J.D. Edwards India Software Pvt. Ltd.                             India
J.D. Edwards International B.V.                                   Netherlands
J.D. Edwards Italia S.p.A.                                        Italy
J.D. Edwards Middle East FZ, LLC                                  Dubai
J.D. Edwards Netherlands B.V.                                     Netherlands
J.D. Edwards New Zealand Ltd.                                     New Zealand
J.D. Edwards Nordic A.B.                                          Sweden
J.D. Edwards Nova Scotia Company                                  Nova Scotia
J.D. Edwards Numetrix Company                                     Nova Scotia
J.D. Edwards S.A. (Proprietary) Limited                           South Africa
J.D. Edwards Software (Beijing) Co., Ltd.                         Beijing
J.D. Edwards World Source Company                                 Colorado
J.D. Edwards YOUcentric Company                                   Delaware
Numetrix Asia Pte. Ltd.                                           Singapore
Numetrix B.V.                                                     Netherlands
Numetrix, Inc.                                                    Connecticut
PeopleSoft (Beijing) Software Co., Ltd.                           Beijing
PeopleSoft (BVI) Holding Corporation - Beijing Rep. Office        Beijing
PeopleSoft (Schweiz) AG                                           Switzerland
PeopleSoft (Thailand) Limited                                     Thailand
PeopleSoft Argentina S.A.                                         Argentina
PeopleSoft Asia Pte. Ltd.                                         Singapore
PeopleSoft Australia Pty. Limited                                 Australia
PeopleSoft B.V.                                                   Netherlands
PeopleSoft Belgium BVBA                                           Belgium
PeopleSoft C.I. Holdings Ltd.                                     Cayman Islands
PeopleSoft Canada Co.                                             Canada
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
PeopleSoft Chile Holdings, Ltd.                                   Cayman Islands
PeopleSoft Chile Limitada                                         Chile
PeopleSoft China Holding Corporation                              British Virgin Islands
PeopleSoft Colombia Holdings, Ltd.                                Cayman Islands
PeopleSoft Credit Corporation                                     California
PeopleSoft CRM do Brasil S.A.                                     Brazil
PeopleSoft Danmark APS                                            Denmark
PeopleSoft do Brasil Ltda                                         Brazil
PeopleSoft France                                                 France
PeopleSoft GmbH                                                   Germany
PeopleSoft Hong Kong Limited                                      Hong Kong
PeopleSoft Iberica, S.L.                                          Spain
PeopleSoft India Private Limited                                  India
PeopleSoft International B.V.                                     Netherlands
PeopleSoft Investments, Inc.                                      Delaware
PeopleSoft Italia S.r.l.                                          Italy
PeopleSoft Japan KK                                               Japan
PeopleSoft Luxembourg S.a.r.l.                                    Luxembourg
PeopleSoft Mexico SA de CV                                        Mexico
PeopleSoft New Zealand                                            New Zealand
PeopleSoft Nordic AB                                              Sweden
PeopleSoft Properties, Inc.                                       California
PeopleSoft South Africa (Proprietary) Limited                     South Africa
PeopleSoft Taiwan Limited Company                                 Taiwan
PeopleSoft Texas, Inc.                                            Delaware
PeopleSoft UK Limited                                             United Kingdom
PeopleSoft Unterstutzungskasse GmbH                               Germany
PeopleSoft USA, Inc.                                              Colorado
PeopleSoft Venezuela S.A.                                         Venezuela
PeopleSoft Ventures, Inc.                                         California
PeopleSoft Worldwide (M) Sdn. Bhd.                                Malaysia
PeopleSoft, Inc.                                                  Delaware
Perfect Business Consulting S.L.                                  Spain
PSFT (BVI) Holding Corporation                                    British Virgin Islands
PSFT C.I. Holdings Ltd                                            Cayman Islands
PSFT Ireland Holding Company Limited                              Ireland
Vantive Australia Pty Limited                                     Austrailia
Vantive Singapore Pte. Ltd.                                       Singapore
World Technology Services, Inc.                                   Washington
YOUcentric EURL                                                   France
YOUcentric GmbH                                                   Germany
YOUcentric Ltd.                                                   United Kingdom
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